CHANGE OF CONTROL AGREEMENT

            THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") is entered into as of the 28th day of December, 2006, by and among FNB United Corp., a North Carolina corporation and a registered bank holding company (the "Corporation"), First National Bank and Trust Company, a national banking association and a wholly owned subsidiary of the Corporation (the "Bank") (hereinafter the Corporation and the Bank, or their successors, are collectively referred to as the "Company"), and Robert O. Bratton (the "Officer"), an individual residing in Cabarrus County, North Carolina.

            WHEREAS, the Officer has heretofore been employed by the Company with the title(s) of Executive Vice President and Chief Administrative Officer; and

            WHEREAS, the services of the Officer, the Officer's experience and knowledge of the affairs of the Company and reputation and contacts in the industry are extremely valuable to the Company; and

            WHEREAS, the Company wishes to attract and retain such well-qualified executives and it is in the best interest of the Company and of the Officer to secure the continued services of the Officer notwithstanding any change of control of the Corporation or the Bank; and

            WHEREAS, the Company considers the establishment and maintenance of a sound and vital management team to be part of their overall corporate strategy and to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

            WHEREAS, the parties desire to enter into this Agreement to provide the Officer with security in the event of a change of control of the Corporation or the Bank to ensure the continued loyalty of the Officer during any change of control in order to maximize shareholder value as well as the continued safe and sound operation of the Company; and

            WHEREAS, the Officer and the Company acknowledge and agree that the Officer's employment with the Company will continue to be on an at-will basis and that this Agreement is not an employment agreement but is limited to circumstances giving rise to a change of control of the Corporation or the Bank as set forth herein.

            NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1. Term. The initial term of this Agreement shall be for the period commencing upon the effective date of this Agreement and ending three calendar years from the effective date of this Agreement. On each anniversary date of this Agreement, the term automatically shall be extended for an additional one-year period so that the term shall again be three years unless either the Company or the Officer notifies the other of its decision not to continue such annual renewal by written notice given not less than 90 days prior to such anniversary date.

     2. Change of Control.

          (a) In the event of a termination of the Officer's employment by the Company in connection with, or within twenty-four (24) months after, a "Change of Control" (as defined in subparagraph (e) below) of the Corporation or the Bank, for reasons other than for "cause" (as defined in subparagraph (b) below), death or "disability" (as defined in subparagraph
     (c) below), the Officer shall be entitled to receive the sum set forth on Schedule A attached hereto.

          (b) For purposes of this Agreement, termination for "cause" shall mean termination by reason of (i) an intentional, willful and continued failure by the Officer to perform his duties as an employee of the Company (other than due to disability); (ii) an intentional, willful and material breach by the Officer of his fiduciary duties of loyalty and care to the Company;
     (iii) a conviction of, or the entering of a plea of nolo contendere by the Officer for any felony or any crime involving fraud or dishonesty, or (iv) a willful and knowing violation of any material federal or state law or regulation applicable to the Corporation or the Bank or the occurrence of any act or event as a result of which the Officer becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Company's affairs by any regulatory authority having jurisdiction over the Corporation or the Bank.

          (c) For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Officer to perform his customary or other comparable duties with the Company for a period of 90 consecutive days. In the event that the Officer and the Company are unable to agree as to whether the Officer is suffering a disability, the Officer and the Company shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Officer is suffering a disability shall be based upon the determination of a majority of the three physicians. The Company shall pay the reasonable fees and expenses of all physicians selected pursuant to this subparagraph (c).

          (d) The Officer shall have the right to resign his employment with the Company and terminate this Agreement upon the occurrence of any of the following events (the "Termination Events") within twenty-four (24) months following a Change of Control of the Corporation or the Bank:

                    (i) Officer is assigned any duties  and/or  responsibilities that are inconsistent with his duties or responsibilities at the time of the Change of Control;

                    (ii) Officer's  annual base salary rate is reduced below the annual amount in effect as of the effective date of a Change of Control or as the same shall have been increased from time to time following such effective date;

                    (iii) Officer's life insurance,  medical or  hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Company to the Officer as of the effective date of the Change of Control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Company who participated in such benefits prior to such Change of Control; or

                    (iv) Officer is required to transfer performance of his day-to-day services required hereunder to a location which is more than fifty (50) miles from the Officer's current principal work location, without the Officer's express written consent.

A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

          (e) In the event that the Officer resigns his employment and terminates this Agreement pursuant to subparagraph (d) above, the Company will be obligated to pay or cause to be paid to the Officer an amount equal to one times the Officer's base annual salary at the rate in effect immediately prior to the Change of Control or the Termination Event, whichever is higher; provided that if the Officer has been employed by the Company for more than five years at the time of the Termination Event, then the amount payable to the Officer pursuant to this subparagraph (e) shall be equal to two times the Officer's base annual salary at such rate.

          (f) For the purposes of this Agreement, the term "Change of Control" shall mean any of the following events:

                    (i) After the effective date of this Agreement, any "person"
               (as such term is defined Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Corporation or the Bank, or acquires control of in any manner the election of a majority of the directors of the Corporation or the Bank;

                    (ii) The Corporation or the Bank consolidates or merges with or into another corporation, association, or entity, or is otherwise reorganized, where the Corporation or the Bank is not the surviving corporation in such transaction and the holders of the voting securities of the Corporation or the Bank immediately prior to such acquisition own less than a majority of the voting securities of the surviving entity immediately after the transaction; or

                    (iii) All or substantially all of the assets of the Corporation or the Bank are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity, or group; or

                    (iv) Individuals who, as of the date hereof,  constitute the
               Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as defined above) other than the Corporation's Board of Directors.

Notwithstanding the other provisions of this Paragraph 2, a transaction or event shall not be considered a Change of Control if, prior to the consummation or occurrence of such transaction or event, the Officer and the Company agree in writing that the same shall not be treated as a Change of Control for purposes of this Agreement.

          (g) Except as otherwise provided in Paragraph 3, amounts payable pursuant to this Paragraph 2 shall be paid in one lump sum within five business days following the date of the termination of the Officer's employment.

          (h) Following a Termination Event which gives rise to the Officer's rights hereunder, the Officer shall have six months from the date of occurrence of the Termination Event to resign his employment and terminate this Agreement pursuant to this Paragraph 2. Any such termination shall be deemed to have occurred only upon delivery to the Corporation or Bank, or any successors thereto, of written notice of termination, which describes the Change of Control and Termination Event. If the Officer does not so resign his employment and terminate this Agreement within such six-month period, the Officer shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

          (i) It is the intent of the parties hereto that all payments made pursuant to this Agreement be deductible by the Corporation or the Bank for federal income tax purposes and not result in the imposition of an excise tax on the Officer. Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of the Officer which are deemed to be "parachute payments" as that term is defined in
     Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be modified or reduced to the extent deemed to be necessary by the Company's Board of Directors to avoid the imposition of an excise tax on the Officer under Section 4999 of the Code or the disallowance of a deduction to the Company under Section 280G(a) of the Code.

          (j) In the event any dispute shall arise between the Officer and the Company as to the terms or interpretation of this Agreement, including this Paragraph 2, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 2 or in defending against any action taken by the Corporation or the Bank, the Bank shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.

     3. Code ss. 409A. It is the intent of the parties that this Agreement and all payments made hereunder shall be in compliance with the requirements of section 409A of the Code and the regulations promulgated thereunder. If any provision of this Agreement shall not be in compliance with section 409A of the Code and the regulations thereunder, then such provision shall be deemed automatically amended without further action on the part of the Company or the Officer to the minimum extent necessary to cause such provision to be in compliance and such provision will thereafter be given effect as so amended. If postponing payment of any amounts due under this Agreement is necessary for compliance with the requirements of section 409A of the Code and the regulations thereunder to avoid adverse tax consequences to the Officer, then payment of such amounts shall be postponed to comply with section 409A. Any and all payments that are postponed under this Section 3 shall be paid to the Officer in a lump sum at the earliest time that does not result in adverse tax consequences to the Officer under section 409A.

     4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Corporation or the Bank, which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Corporation or the Bank.

     5. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Officer, the Company, except as herein otherwise provided. No waiver by any party hereto, at any time, of any breach by any party hereto, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties, except as herein otherwise provided.

     6. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance, or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

     7. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provision hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                CORPORATION:

                                FNB UNITED CORP.

                                By  /s/ Michael C. Miller
                                    ---------------------
                                    Name:  Michael C. Miller
                                    Title:  Chairman and President

                                 BANK:

                                 FIRST NATIONAL BANK AND TRUST COMPANY

                                 By  /s/ Michael C. Miller
                                     ---------------------
                                     Name:  Michael C. Miller
                                     Title:  Chairman and President

                                 OFFICER:

                                 /s/ Robert O. Bratton
                                     ---------------------
                                     Robert O. Bratton